Chardan South China Acquisition Corporation

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Kerry Propper		The Equity Group Inc.
CEO		Adam Prior
Chardan South China Acquisition Corp.		(212) 836-9606
(646) 465-9088		aprior@equityny.com

FOR IMMEDIATE RELEASE

CHARDAN SOUTH CHINA ACQUISITION CORPORATION SETS MEETING AND RECORD DATES FOR
SPECIAL MEETING OF STOCKHOLDERS; CALLS FOR EXTENSION OF DATE TO COMPLETE
BUSINESS COMBINATION WITH LIAONING GAOKE ENERGY GROUP

SAN DIEGO, CA - June 20, 2007 - Chardan South China Acquisition Corporation (OTCBB: CSCA, CSCAU,CSCAW) announced today that its Board of Directors has set July 20, 2007 as the date for its special meeting of stockholders to consider and approve amendments to its certificate of incorporation to: i) eliminate the provision that purports to prohibit amending its “business combination” provisions, ii) extend the date before which Chardan South must complete a business combination, to avoid being required to liquidate, from August 10, 2007 to February 10, 2008; and iii) allow holders of up to 20% of the shares issued in the Chardan South’s IPO who vote against the Extension Amendment and elect conversion to convert their shares into cash held in the IPO trust account. Important information concerning the meeting will be contained in proxy material which will be sent to stockholders in the near future. Stockholders are urged to read those materials carefully. Stockholders of record as of June 22, 2007, the record date for the meeting, will be entitled to attend the special meeting and vote on these proposals.

As previously noted, on April 19, 2007, Chardan South announced a definitive stock purchase agreement pursuant to which it will acquire 100% of the common stock of Head Dragon, the owner of Liaoning GaoKe Energy Group ("GaoKe"). GaoKe, founded in 2003, is a private Chinese engineering company providing design, construction, installation, and operating expertise for distributed power generation and micro power networks in China. In connection with the proposed business combination, Chardan South has filed a preliminary proxy statement/prospectus with the SEC. Investors and security holders are advised to read the proxy statement/prospectus carefully because it contains important information. Investors and security holders may obtain such materials and other documents filed by Chardan South from the SEC’s web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CSCA

CSCA is a blank check company incorporated in March 2005 to acquire an operating business based south of the Yangtze River in the People's Republic of China ("PRC"). Although GaoKe's principal offices are located north of the Yangtze River, CSCA's board and management will seek shareholder approval to remove this restriction in the normal course of closing the transaction.

Chardan South China Acquisition Corp.	Page 2
June 20, 2007

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Chardan South, GaoKe and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Chardan South's and GaoKe's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which GaoKe is engaged; cessation or changes in government incentive programs: potential trade barriers affecting international expansion; fluctuations in customer demand; management of rapid growth and transitions to new markets; intensity of competition from or introduction of new and superior products by other providers of distributed power generation and other energy generation technology; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chardan South's BVI subsidiary, China Energy Technology's filings with the Securities and Exchange Commission, and the registration statement on Form S-4 (Reg. No. 333-142894). The information set forth herein should be read in light of such risks. Neither Chardan South nor GaoKe assumes any obligation to update the information contained in this press release.

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